UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2025

DEFI DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	DFDV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Board Approval of Forward Stock Split

On May 6, 2025, the board of directors (the “Board”) of DeFi Development Corp. (f/k/a Janover Inc.), a Delaware Corporation (the “Company”) approved a seven-for-one forward stock split (the “Stock Split”) of the Company’s common stock, par value $0.00001 (“Common Stock”).

The Company expects to file an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of the State of Delaware to implement the Stock Split on May 19, 2025. Pursuant to Section 242(d)(1) of the Delaware General Corporation Law, no meeting or vote of the Company’s stockholders is required in connection with the filing of the Certificate of Amendment, and the implementation of the Stock Split.

Following the filing and effectiveness of the Charter Amendment, every one share of Common Stock outstanding or held as treasury stock on May 19, 2025, the record date for the Stock Split, shall be receiving six additional shares of Common Stock for every one share of Common Stock held. The Stock Split will not result in any change in the authorized shares and/or par value of the Common Stock, or the preferred stock of the Company, par value $0.00001 per share.

Subject to final approval by the Nasdaq Capital Market, trading is currently expected to begin on a post-Stock Split adjusted basis at market open on May 21, 2025. As a result of the Stock Split, proportionate adjustments will be made to the number of shares of Common Stock issuable under the Company’s equity incentive plans and the number of shares underlying outstanding equity awards, as well as to the exercise price of outstanding stock options.

The Board reserves the right to abandon the Stock Split at any time prior to effectiveness of the Certificate of Amendment.

Issuance of Press Release

A copy of the press release announcing Board approval of the Stock Split is attached hereto as Exhibit 99.1. The information set forth under this Item 8.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 8.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Total Shares Outstanding

The Company will disclose on its website that the Company will have 2,037,531 total shares outstanding.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of May 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2025	DEFI DEVELOPMENT CORP.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO

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